EXHIBIT 16.1


January 14, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

      We have read the statements made by Scient, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 9, 2002. We agree with the statements concerning our Firm in such Form 8-K.

                                  Very truly yours,


                                  /S/ PRICEWATERHOUSECOOPERS LLP

                                  PricewaterhouseCoopers LLP